CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
We consent to the incorporation by reference in Registration Statement No. 33-8506 on Form S-8 effective September 25, 1986; in Registration Statement No. 33-25931 on Form S-8 effective December 28, 1988; in Registration Statement No. 33-29493 on Form S-8 as amended by Post-Effective Amendment No. 1 effective December 22, 1989; in Registration Statement No. 33-32783 on Form S-8 effective January 11, 1990; in Registration Statement No. 272249 on Form S-3 as amended by Post-Effective Amendment No. 3 to Form S-16 effective January 17, 1990; in Post-Effective Amendment No. 2 to Registration Statement No. 33-6880 on Form S-8 effective April 9, 1990; in Registration Statement No. 33-32783 on Form S-8 as amended by Post-Effective Amendment No. 1 effective April 9, 1990; in Registration Statement no. 33-47680 on Form S-8 effective May 5, 1992; in Registration Statement No. 2-72249 on Form S-3 as amended by Post-Effective Amendment No. 4 to Form S16 effective April 7, 1994; in Registration Statement No. 33-80800 on Form S-8 effective June 28, 1994; in Registration Statement No. 33-29493 on Form S-8 as amended by Post-Effective Amendment No. 2 effective September 27, 1994; in Registration Statement No. 33-62671 on Form S-8 effective September 15, 1995; and in Registration Statement No. 33-62669 on Form S-8 effective September 15, 1995 of Irwin Financial Corporation of our report, dated January 17, 1997, on our audits of the consolidated financial statements and financial statement schedule of Irwin Financial Corporation as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996, which report is included in this Annual Report on Form 10-K.


/s/ Coopers & Lybrand L.L.P.

Indianapolis, Indiana

March 21, 1997

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